                                                                    EXHIBIT 99.1

                           POPE & TALBOT, INC. NEWS

[POPE & TALBOT, INC. LOGO]


                                                            Contact:  Maria Pope
                                                         Chief Financial Officer
                                                                    503-228-9161
                                                                Wayne L. Henneck
                                                        Halsey Pulp Mill Manager
RELEASE NO. 01-09                                                   541-369-1154
================================================================================
For Immediate Release: May 24, 2001


POPE & TALBOT ANNOUNCES PULP PRODUCTION CURTAILMENT AT ITS HALSEY, OREGON PULP
------------------------------------------------------------------------------
MILL AND OUTLOOK FOR LOWER SECOND QUARTER EARNINGS
--------------------------------------------------

     Portland, OR - Pope & Talbot, Inc. announced today that its Halsey, Oregon pulp mill will be curtailing approximately 32,000 metric tons of pulp production during the months of July and August. Pope & Talbot will continue to maintain its long-term contract customer commitments. The majority of pulp sold during the curtailment period will come from Halsey pulp inventory, supplemented with pulp produced at the Company's Harmac pulp mill and the Mackenzie pulp mill. The recently announced Mackenzie acquisition is expected to close on June 15, 2001.

     The Halsey pulp mill curtailment is the result of rapidly declining prices and weak demand for market pulp. In connection with the curtailment, the Company has entered into an agreement with PacifiCorp under which PacifiCorp will pay the Company to reduce electricity demand, which will offset a portion of the curtailment costs. During the curtailment period, the Company will conduct its regular annual maintenance, previously scheduled for September. The Halsey pulp mill, which has the capacity to produce 200,000 annual metric tons of NBSK chip and sawdust pulp, will resume full production in September.

     The Company expects second quarter 2001 earnings to be below security analysts' expectations as the impact of falling pulp prices is more than offsetting the recent rise in lumber prices. In addition, the positive effects of the PacifiCorp agreement will not occur until the third quarter.

     Statements in this press release or in other Company communications may relate to future events or the Company's future performance. Such statements are forward-looking statements and are based on present information the Company has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to an inherent risk that actual results may differ materially from such forward-looking statements.

Further, investors are cautioned that the Company does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

     The Company's performance depends on the prices it receives for its products, as well as other factors. Prices for the Company's products are highly cyclical and have fluctuated significantly in the past and may fluctuate significantly in the future. The Company's sensitivity to these and other factors that may affect future results are discussed in the Company's Annual Report included in its Form 10-K as well as in Company reports filed on Form 10-Q.

     Pope & Talbot is dedicated to the pulp and wood products businesses. The Company is based in Portland, Oregon and traded on the New York and Pacific
Stock Exchanges under the symbol POP.   Pope & Talbot was founded in 1849 and
produces market pulp and softwood lumber at mills in the US and Canada. Markets for the Company's products include the US, Europe, Canada, South America and Pacific Rim countries. For more information on Pope & Talbot, please check the website www.poptal.com.
        --------------